UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 30, 2017

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2017, James McAlister resigned as the Registrant’s Chief Financial Officer and Secretary.

Effective August 30, 2017, the Registrant appointed Matthew Pliskin, age 40, as the Registrant’s Chief Financial Officer and Secretary. Mr. Pliskin will receive $18,000 per month while he serves in such position.

Mr. Pliskin has been Chief Operating Officer at Shop24 Global LLC since February 25, 2014. Mr. Pliskin has been Co-Portfolio Manager of Sandell Asset Management Corp. since May 2005. He served as President of Karbon Arms, LLC. He served as Managing Director in the Direct Investment Group at Sandell Asset Management. He served as Investment Analyst and Trader at Millennium Partners where he managed the direct Investment Portfolio. Before joining Millennium Partners, he served as Assistant Portfolio Manager at Redwood Partners managing positions across various equity strategies, an assistant sales-trader on the risk arbitrage desk at Knight Securities and an Analyst at Andersen performing financial due diligence for private equity transactions. Mr. Pliskin has an array of experience working with high growth companies in various capacities, such as, finance, sales & marketing, manufacturing and product development. He served as a Director of Applied Natural Gas Fuels, Inc. from August 20, 2008 to November 2, 2010. He served as Director at PNG Venture Inc. Mr. Pliskin graduated from Pennsylvania State University with a B.S. Degree in Accounting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: September 1, 2017

By: /s/ Matthew Pliskin_____________________

Matthew Pliskin

Chief Financial Officer & Secretary